©2022 Cardiovascular Systems, Inc. All Rights Reserved. Q1 FY23 Earnings Supplement November 3, 2022

Safe Harbor This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Report Act of 1995, which are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this presentation regarding CSI’s strategy; goals; growth; future financial measurements; product development plans, milestones and introductions; geographic expansion; reimbursement expectations; distributed products; clinical trials and evidence; future investments and financing needs; market estimates and opportunities; and developments related to the COVID-19 pandemic; are forward-looking statements. These statements involve risks and uncertainties that could cause results differ materially from those projected, including, but not limited to, those described in CSI’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly and annual reports. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this presentation. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this presentation. The forward- looking statements contained in this presentation are made only as of the date of this presentation, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances. 2 FORWARD LOOKING STATEMENTS FINANCIAL INFORMATION This presentation includes calculations or figures that have been prepared internally and have not been reviewed or audited by CSI’s independent registered accounting firm. Use of different methods for preparing, calculating or presenting information may lead to differences, which may be material. In addition, this presentation also includes certain non-GAAP financial measures, such as Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this presentation to the most comparable U.S. GAAP measures for the respective periods can be found in tables in the appendix to this presentation. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP.

Q1 FY23 Worldwide Revenue of $59.7 Million

2.2% increase Y/Y

Q1 FY23 Revenue Breakdown



Worldwide Peripheral
Worldwide Coronary
Worldwide Coronary $20.9 -4.0% Q/Q 7.9% Y/Y
Worldwide Peripheral $38.8 -4.8% Q/Q -0.6% Y/Y

($ in millions, Q/Q and Y/Y represent Quarter-over-Quarter and Year-over-Year growth rates)

Q1 FY23 Highlights

- FY23 financial guidance reiterated today
- Q1 revenue in-line with management guidance
- Worldwide coronary revenue increased 7.9%
- Worldwide peripheral revenue decreased 0.6%
- Sales in Q1 were down sequentially as expected due to seasonality
    - Worldwide coronary revenue decreased 4.0% vs. Q4
    - Worldwide peripheral revenue decreased 4.8% vs. Q4
- Total support device sales of $6.6M increased 65.5% vs. last year
- International sales of $4.6M increased 39.6% vs. last year
- Net loss of ($10.6M) compared to ($8.6M) in the year ago period
- Cash and cash equivalents of $143.7M as of September 30, 2022

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Q1 FY23: U.S. Peripheral

Peripheral ISD revenue gaining traction

Revenue decreased 4.5% Q/Q and 0.6% Y/Y

- U.S. units decreased 6.1% Q/Q and increased 5.9% Y/Y due to:
  - Hospital units decreased 2.6% Q/Q, and 4.1% Y/Y
  - OBL units decreased 8.9% Q/Q and increased 16.3% Y/Y
- OAS ASP increased 0.2% Q/Q
- Peripheral ISD revenue increased 21.3% Q/Q and 57.7% Y/Y to $2.1M, representing $142 of incremental revenue per procedure
  - 48% of OAS accounts purchased peripheral ISDs
- Trained 29 new physicians and opened 31 new peripheral accounts
- Full market release of 2.00 Max Crown now underway

Orbital Atherectomy System Revenue[2]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY21	$42,657	$43,625	$41,782	$46,836	$174,900
FY22	$37,521	$37,640	$35,858	$38,716	$149,735
FY23	$36,509	-	-	-	$36,509

U.S Peripheral Revenue[1]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY21	$42,932	$43,924	$42,104	$47,648	$176,608
FY22	$38,878	$38,813	$37,158	$40,480	$155,329
FY23	$38,649	-	-	-	$38,649

Interventional Support Device Revenue[3]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY21	$275	$299	$322	$812	$1,708
FY22	$1,357	$1,173	$1,300	$1,764	$5,594
FY23	$2,140	-	-	-	$2,140

[1] Is the total of Orbital Atherectomy System Revenue plus Interventional Support Device Revenue
[2] Includes peripheral orbital atherectomy devices, ViperWire, ViperSlide, Exchangeable cartridges, ViperTrack and other
[3] Zilient Guidewires, Shepherd Guidewires, JADE angioplasty balloons, ViperCath and WIRION

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Q1 FY23: U.S. Coronary

1.3% Y/Y growth driven by strong ISD sales

Revenue decreased 3.7% Q/Q and increased 1.3% Y/Y

- Coronary revenue was impacted by seasonality, competition and sporadic hospital staffing shortages
- U.S. units sold decreased 9.6% Q/Q and 12.3% Y/Y
- Coronary ISD revenue increased 14.3% Q/Q and 69.5% Y/Y to $4.5M
  - 70% of OAS accounts purchased coronary ISDs
  - Scoreflex NC sales of $1.7M
- Certified 26 new physicians and opened 12 new coronary accounts
- ECLIPSE enrollment of 1,898 as of September 30, 2022

Orbital Atherectomy System Revenue[2]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY21	$13,952	$15,762	$15,093	$16,781	$61,588
FY22	$13,505	$13,927	$11,813	$13,065	$52,310
FY23	$11,871	-	-	-	$11,871

U.S Coronary Revenue[1]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY21	$15,899	$17,983	$17,489	$19,645	$71,016
FY22	$16,164	$16,658	$14,685	$17,007	$64,514
FY23	$16,378	-	-	-	$16,378

Interventional Support Device Revenue[3]

($ in 000)	Q1	Q2	Q3	Q4	Total
FY21	$1,947	$2,221	$2,396	$2,864	$9,428
FY22	$2,659	$2,731	$2,872	$3,942	$12,204
FY23	$4,507	-	-	-	$4,507

[1] Is the total of Orbital Atherectomy System Revenue plus Interventional Support Device Revenue
[2] Includes Diamondback, Coronary Guidewire, ViperSlide and other
[3] Includes Sapphire angioplasty balloons, Teleport microcatheters and Scoreflex NC balloons

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Q1 FY23: International 39.6% Y/Y revenue growth driven by Japan and EU coronary 6 Revenue decreased 7.2% Q/Q and increased 39.6% Y/Y • International revenue of $4.6 million driven by: • Japan, where revenue increased 20.3% Y/Y • Europe, where revenue increased 159.0% Y/Y • Certified over 80 new physicians • Opened 47 new accounts • Launched OAS in five new countries • Plan to launch OAS in 15+ new countries in fiscal 23 ($ in 000) Q1 Q2 Q3 Q4 Total FY21 $1,713 $2,262 $3,680 $3,694 $11,349 FY22 $3,328 $3,664 $4,378 $5,009 $16,379 FY23 $4,646 - - - $4,646 Countries Launched in Q1 FY23 Country Period Austria Q1 FY23 - Coronary Hungary Q1 FY23 - Coronary Israel Q1 FY23 - Coronary Portugal Q1 FY23 - Coronary Bahrain Q1 FY23 - Peripheral 34 countries OUS launched to date

Q1 FY23 vs. Q4 FY22 and Q1 FY22 Dollars in thousands 7 Q1 FY23 Quarter/Quarter Change Year/Year Change Worldwide Revenue $59,673 -4.5% 2.2% Worldwide Peripheral Revenue $38,784 -4.8% -0.6% Worldwide Coronary Revenue $20,889 -4.0% 7.9% U.S. Revenue $55,027 -4.3% 0.0% U.S. Peripheral Revenue $38,649 -4.5% -0.6% U.S. Coronary Revenue $16,378 -3.7% 1.3% International Revenue $4,646 -7.2% 39.6% U.S. Peripheral Units - -6.1% 5.9% U.S. Coronary Units - -9.6% -12.3%

Q1 FY23: Select Financial Information Dollars in thousands, except earnings per share and shares outstanding 8 Q1 FY23 Q4 FY22 Q/Q Change Fav (Unfav) Q1 FY22 Y/Y Change Fav (Unfav) Net revenues $59,673 $62,496 ($2,823) $58,370 $1,303 Cost of goods sold 16,698 16,269 (429) 14,308 (2,390) Gross Margin 72.0% 74.0% (2.0%) 75.5% (3.5%) Selling, general and administrative 44,475 46,593 2,118 41,851 (2,624) % of sales 74.5% 74.6% 0.1% 71.7% (2.8%) Research and development 9,056 8,773 (283) 10,022 966 % of sales 15.2% 14.0% (1.2%) 17.2% 2.0% Amortization of intangible assets 346 346 - 304 (42) Loss from operations (10,902) (9,485) (1,417) (8,115) (2,787) Other (income) and expense, net (252) 157 409 367 619 Provision (benefit) for income taxes (19) 48 67 136 155 Net loss ($10,631) ($9,690) ($941) ($8,618) ($2,013) Basic and diluted earnings per share ($0.27) ($0.25) ($0.02) ($0.22) ($0.05) Basic and diluted weighted average shares outstanding 39,607,022 39,346,771 260,251 39,087,472 519,550

Reiterating FY23: Annual Guidance 9 For the fiscal year ending June 30, 2023, CSI anticipates: Revenue of $255 million to $265 million; Gross profit as a percentage of revenues of 72% to 74%; Net loss in a range of 9% to 11% of revenues; and Adjusted EBITDA near break-even. Research and development expenses of approximately 16% to 17% of revenues;

Non-GAAP Financial Measures

($ in thousands)	FY21	Q1 FY22	Q2 FY22	Q3 FY22	Q4 FY22	FY22	Q1 FY23
Net loss	($13,421)	($8,618)	($8,967)	($9,658)	($9,690)	($36,933)	($10,631)
Less: Other (income) and expense, net	1,236	367	345	(52)	157	817	(252)
Less: Provision (benefit) for income taxes	252	136	63	63	48	310	(19)
Income (loss) from operations	(11,933)	(8,115)	(8,559)	(9,647)	(9,485)	(35,806)	(10,902)
Add: Stock-based compensation	16,230	5,672	4,240	3,892	4,037	17,841	4,438
Add: Depreciation and amortization	4,312	1,258	1,287	1,286	1,198	5,029	1,220
Adjusted EBITDA	$8,609	($1,185)	($3,032)	($4,469)	($4,250)	($12,936)	($5,244)

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors

CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense and stock-based compensation. CSI's management uses Adjusted EBITDA to analyze the underlying trends in CSI's business, assess the performance of CSI's core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI's performance period over period and in relation to its competitors' operating results. Additionally, CSI's management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets. Beginning with the quarter ended March 31, 2022, following correspondence from the staff of the U.S. Securities and Exchange Commission, we no longer exclude in process research and development (IPR&D) charges incurred in connection with asset acquisitions from Adjusted EBITDA or any other reported non-GAAP financial measures. For purposes of comparability, we have revised the reconciliation table above for the full year of fiscal 2021.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI's management for its financial and operational decision-making and allows investors to see CSI's results "through the eyes" of management. CSI also believes that providing this information better enables CSI's investors to understand CSI's operating performance and evaluate the methodology used by CSI's management to evaluate and measure such performance.

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Investor Contact:
Jack Nielsen
Vice President, Investor Relations & Corporate Communications
651-202-4919
j.nielsen@csi360.com

CSII

Cardiovascular Systems, Inc.

@csi360

CSI®, Diamondback®, Diamondback 360®, Shepherd™, ViperCath™, ViperCross™, ViperSlide®, ViperTrack®, ViperWire®, ViperWire Advance®, Wirion® and Zilient® are trademarks of Cardiovascular Systems, Inc.

OrbusNeich®, Jade®, Sapphire®, Scoreflex® and Teleport® are trademarks of OrbusNeich Medical, Inc. Jade®, Sapphire®, Scoreflex® and Teleport® products are manufactured by OrbusNeich.

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